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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  SEPTEMBER 15, 2000


                      INTERNATIONAL MULTIFOODS CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                     1-6699                  41-0871880
----------------------------  -------------------------  -----------------------
  (State of Incorporation)      (Commission File No.)       (I.R.S. Employer
                                                           Identification No.)


           110 CHESIRE LANE, SUITE 300
              MINNETONKA, MINNESOTA                                   55305
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      (Address of principal executive offices)                      (Zip Code)



                                 (952) 594-3300
                 ---------------------------------------------
                         (Registrant's telephone number)


                 200 EAST LAKE STREET, WAYZATA, MINNESOTA 55391
         --------------------------------------------------------------
                                (Former Address)

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ITEM 5.           OTHER EVENTS.

         On September 15, 2000, the Board of Directors of International Multifoods Corporation (the "Company"), declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock of the par value of $.10 per share (the "Common Shares") of the Company. The dividend is payable on October 4, 2000 (the "Record Date") to stockholders of record on that date.

         Each Right entitles the registered holder to purchase from the Company one-hundredth of a share of Series A Junior Participating Preferred Capital Stock, $1.00 par value per share (the "Preferred Shares"), of the Company at a price of $70 per one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement"), dated as of September 15, 2000, between the Company and Wells Fargo Bank Minnesota, N.A., as Rights Agent (the "Rights Agent").

         Initially, the Rights will attach to all certificates representing Common Shares then outstanding and no separate Right Certificates will be distributed. The Rights will separate from the Common Shares and a Distribution Date for the Rights will occur, subject to certain exceptions, upon the earlier of:

                  (i) the close of business on the fifteenth day following a public announcement that a person or group of affiliated or associated persons has become an "Acquiring Person" (i.e., has become, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares), or

                  (ii) the close of business on the fifteenth day following the first public announcement relating to a tender offer or exchange offer the consummation of which would result in a person or group of affiliated or associated persons becoming, subject to certain exceptions, the beneficial owner of 15% or more of the outstanding Common Shares (or such later date as may be determined by the Board of Directors of the Company before a person or group of affiliated or associated persons becomes an Acquiring Person).

         Until the Distribution Date,

                  (i) the Rights will be evidenced by the Common Share certificates and will be transferred with and only with the Common Shares,

                  (ii) new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares will contain a notation incorporating the Rights Agreement by reference, and

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                  (iii)    the surrender for transfer of any Common Share
         certificate, even without such notation or a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

As promptly as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on October 4, 2010, unless extended or earlier redeemed or exchanged by the Company as described below.

         The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

                  (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares,

                  (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for or purchase Preferred Shares or convertible securities at less than the then current market price of the Preferred Shares, or

                  (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those described in clause
         (ii) hereof).

The number of Preferred Shares issuable upon the exercise of a Right is also subject to adjustment in the event of a dividend on Common Shares payable in Common Shares, or a subdivision, combination or consolidation of the Common Shares.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. No fractional Preferred Shares will be issued (other than fractional shares which are integral multiples of one-hundredth (subject to adjustment) of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) if in lieu of such issuance a payment in cash is made based on the closing price (pro-rated for the fraction) of the Preferred Shares on the last trading date before the date of exercise.

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         If any person or group of affiliated or associated persons becomes an
Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights that are or were beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise of the Right at the then current exercise price of the Right that number of Common Shares having a market value of two times the exercise price of the Right, subject to certain possible adjustments.

         If, on or after the Distribution Date or within 15 days prior thereto, the Company is acquired in certain mergers or other business combination transactions or 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) are sold on or after the Distribution Date or within 15 days prior thereto in one or a series of related transactions, each holder of a Right (other than Rights that have become void under the terms of the Rights Agreement) will thereafter have the right to receive, upon exercise of the Right at the then current exercise price of the Right, that number of common shares of the acquiring company (or, in certain cases, one of its affiliates) having a market value of two times the exercise price of the Right.

         In certain events specified in the Rights Agreement, the Company is permitted temporarily to suspend the exercisability of the Rights.

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person (subject to certain exceptions) and before the acquisition by a person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange all or part of the Rights (other than Rights that have become void under the terms of the Rights Agreement) for Common Shares or equivalent securities at an exchange ratio per Right equal to the result obtained by dividing the exercise price of a Right by the current per share market price of the Common Shares, subject to adjustment.

         At any time before a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment (the "Redemption Price"), payable in cash. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Board of Directors and the Company shall not have any liability to any person as a result of the redemption or exchange of the Rights pursuant to the provisions of the Rights Agreement.

         The terms of the Rights may be amended by the Board of Directors of the Company, subject to certain limitations after the Distribution Date, without the consent of the holders of the Rights, including an amendment before a person or group of affiliated or associated persons becomes an Acquiring Person to lower the 15% threshold for exercisability of the Rights to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding

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Common Shares then known by the Company to be beneficially owned by any person or group of affiliated or associated persons (subject to certain exceptions) or
(ii) 10%.

         Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

         The Rights Agreement (including all exhibits thereto) is incorporated by reference herein. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

ITEM 7.  EXHIBITS.

         4.1 Share Rights Agreement, dated as of September 15, 2000, between International Multifoods Corporation and Wells Fargo Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated September 22, 2000).

         99.1     Press Release dated September 15, 2000.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                            INTERNATIONAL MULTIFOODS CORPORATION



Date:  September 15, 2000                   By: /s/ John E. Byom
                                               ---------------------------------
                                                John E. Byom
                                                Vice President, Finance and
                                                  Chief Financial Officer



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